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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-73161 of NS Group, Inc. on Form S-8 of our report dated June 10, 2004, relating to the financial statements of the NS Group Employees Retirement Savings Plan (formerly NS Group, Inc. Salaried Employees' Retirement Savings
Plan) as of and for the year ended December 31, 2003 appearing in this Annual Report on Form 11-K/A of the NS Group Employees Retirement Savings Plan (formerly NS Group, Inc. Salaried Employees' Retirement Savings Plan) for the year ended December 31, 2003.



/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
July 1, 2004